Exhibit 15.1

WEBCO INDUSTRIES, INC.

LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Re: Webco Industries, Inc.
Registration on Form S-8

        We are aware that our report dated March 8, 2004, on our review of the interim financial information of Webco Industries, Inc. for the periods ended January 31, 2004 and 2003, and included in this Form 10-Q is incorporated by reference in the Company's registration statement on Form S-8 (File No. 333-91754).

PricewaterhouseCoopers LLP

Tulsa, Oklahoma
March 15, 2004